EXHIBIT 10.41


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                        PERFORMANCE-BASED STOCK AGREEMENT
                          (DEFERRED ISSUANCE OF SHARES)

NAME OF GRANTEE:     ____________________________________________________

DATE OF GRANT:     ______________________________________________________

TARGET PERFORMANCE SHARES:     __________________________________________

PERFORMANCE PERIOD:     _________________________________________________


AGREEMENT (this "Agreement") made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and Grantee.

1. GRANT OF TARGET PERFORMANCE SHARES. In accordance with this Agreement and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"), Occidental grants to the Grantee as of the Date of Grant, the right to receive in Common Shares up to 200% of the number of Target Performance Shares. For the purposes of this Agreement, Target Performance Shares means a bookkeeping entry that records the equivalent of Common Shares awarded pursuant to Section 4.2 of the Plan that is payable upon the achievement of the Performance Goals.

2. RESTRICTIONS ON TRANSFER. Neither this Agreement nor any right to receive Common Shares pursuant to this Agreement may be transferred or assigned by the Grantee other than (i) to a beneficiary designated on a form approved by the Company, by will or, if the Grantee dies without designating a beneficiary of a valid will, by the laws of descent and distribution, or (ii) pursuant to a domestic relations order (if approved or ratified by the Administrator).

3. PERFORMANCE GOALS. The Performance Goal for the Performance Period is a peer company comparison based on Total Stockholder Return, as set forth on
Exhibit I. In addition to the Company, the peer companies are: Anadarko Petroleum Corporation, Burlington Resources Inc., Conoco, Inc., Georgia Gulf Corporation, Kerr-McGee Corporation, Lyondell Petrochemical Company, Phillips Petroleum Corporation, and Unocal Corporation. If a peer company ceases to be a publicly-traded company at any time during the Performance Period or the Administrator determines pursuant to Section 7 of this Agreement to reflect a change in circumstances with respect to any peer company, then such company will be removed as a peer company and the achievement of the Performance Goal will be determined with respect to the remaining peer companies as set forth on Exhibit 1.

4. VESTING AND FORFEITURE OF COMMON SHARES. (a) The Grantee must remain in the continuous employ of the Company through the last day of the Performance Period to receive Common Shares. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee's employment among the Company and its affiliates or an approved leave of absence. However, if, prior to the end of the Performance Period, the Grantee dies or becomes permanently disabled while in the employ of the Company, retires under a Company-sponsored retirement plan or with the consent of the Company, or
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terminates employment for the convenience of the Company (each of the foregoing, a "Forfeiture Event"), then the number of Target Performance Shares upon which the Grantee's award is based will be reduced on a pro rata basis based upon the number of days remaining in the Performance Period following the date of the Forfeiture Event.

     (b) The Grantee's right to receive Common Shares in an amount not to exceed 200% of the Target Performance Shares, rounded up to the nearest whole share, will be based and become nonforfeitable upon, the Administrator's certification of the attainment of the Performance Goals.

     (c) For the purposes of Section 4(b), if prior to the end of the Performance Period, the Grantee transfers his employment among the Company and its affiliates, the number of Common Shares attained by the Grantee shall be determined by assessing the level of achievement of the Performance Goals certified by the Administrator for each employing entity and multiplying the number of Target Performance Shares attainable at such level by a fraction equal to the number of months in the Performance Period that the Grantee worked for the entity divided by the total number of months in the Performance Period. (d) Notwithstanding Section 4(b), if a Change in Control Event occurs prior to the end of the Performance Period, the Grantee's right to receive Common Shares equal to the number of Target Performance Shares (as adjusted for any Forfeiture Event pursuant to Section 4(a)) will become nonforfeitable. The right to receive Common Shares in excess of the number of Target Performance Shares (as adjusted for any Forfeiture Event pursuant to Section 4(a)) will be forfeited.

5. PAYMENT OF AWARDS. The Common Shares covered by this Agreement or any prorated portion thereof shall be issued to the Grantee as promptly as practicable after the Administrator's certification of the attainment of the Performance Goals or the Change in Control Event, as the case may be.

6. CREDITING AND PAYMENT OF DIVIDEND EQUIVALENTS. With respect to the number of Target Performance Shares listed above, the Grantee will be credited on the books and records of Occidental with an amount (the "Dividend Equivalent") equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending with respect to any portion of the Target Performance Shares covered by this Agreement on the date on which the Grantee's right to receive such portion becomes nonforfeitable, or, if earlier, the date on which the Grantee forfeits the right to receive such portion. Occidental will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable after the Grantee has been credited with a Dividend Equivalent.

7. ADJUSTMENTS. (a) The number or kind of shares of stock covered by this Agreement may be adjusted as the Administrator determines pursuant to Section
6.2 of the Plan in order to prevent dilution or expansion of the Grantee's rights under this Agreement as a result of events such as stock dividends, stock splits or other changes in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment.


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

     (b) In addition, the Administrator may adjust the Performance Goal or other features of this Grant as permitted by Section 4.2.3 of the Plan.

8. NO EMPLOYMENT CONTRACT. Nothing in this Agreement confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

9. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the issuance of any Common Shares or other securities or the payment of any other consideration pursuant to this Agreement (other than the Payment of Dividend Equivalents), the Grantee shall satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issued or transferred to the Grantee pursuant to this Agreement. Any Common Shares so surrendered by the Grantee shall be credited against the Grantee's withholding obligation at their Fair Market Value on the date of surrender to the Company.

10. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; however, the Company will not issue any Common Shares or other securities pursuant to this Agreement if their issuance would result in a violation of any such law.

11. RELATION TO OTHER BENEFITS. The benefits received by the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company.

12. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement; however, no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

13. SEVERABILITY. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

14. RELATION TO PLAN; INTERPRETATION. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.

15. SUCCESSORS AND ASSIGNS. Subject to Sections 2 and 4, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

16. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.


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

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, effective as of the Date of Grant.

                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By
                                          ------------------------------




                                        --------------------------------


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
                        2001 INCENTIVE COMPENSATION PLAN

                     2002 GRANT TO OPC/OXY INC. PARTICIPANTS

  (% of Number of Target Shares of Performance Stock that become Nonforfeitable based on Comparison of Total Shareholder Return for the Peer Companies
                           for the Performance Period)

---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
 Ranking      9 COS.       8 COS.       7 COS.       6 COS.       5 COS.       4 COS.        3 COS.       2 COS.       1 COS.
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    1          200%         200%         200%         200%         200%         200%          200%           *            *
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    2          175%         167%         167%         150%         150%         133%          100%           *
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    3          150%         133%         133%         100%         100%          67%            0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    4          125%         100%         100%         100%          50%           0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    5          100%         100%          67%          50%           0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    6           75%          67%          33%           0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    7           50%          33%           0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    8           25%           0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
    9            0%
---------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------

* Committee Discretion